EXHIBIT 10.2

                           Sonic Jet Performance, Inc.
                           11782 Western Ave. Unit 18
                                Stanton, CA 90680


                                September 1, 2002


 Dear Chris:

          This letter confirms that we have offered you an interim consulting position with us on the following terms, to begin September 1, 2002:

1. You will act in an interim capacity as an investment banking specialist, reporting directly to the president.

2.   Your initial fee is $2,500 every 30 days.

3. You shall be reimbursed for reasonable and necessary business expenses authorized and verified to Company's satisfaction.

4. Either you or the Company may terminate this agreement at any time after 120 days. No one has the authority to change this except by a written agreement signed by both parties.

5. We each mutually agree to arbitrate any and all differences, claims, or disputes, of every kind (statutory or other) arising out of this agreement or its termination. Such arbitration would be in Orange County, California, or other mutually-agreed location, before the American Arbitration Association, and in lieu of any court action.

        No other promises or representations have been made to you.

        Please sign below and return the original to me to accept this position.

                                                      Very truly yours,

                                                      /s/ Madhava Rao Mankal
                                                      Madhava Rao Mankal
                                                      CFO Sonic Jet Performance


        Agreed to this 1st day of September, 2002

        -----------------------------
        Christopher Johndrow
        P.O. box 15552
        Newport Beach, CA 92659